As filed with the Securities and Exchange Commission on
              August 18, 1995

                                                 Registration No. ___________


                             SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C.  20549

                                          FORM S-8

                                   REGISTRATION STATEMENT
                              UNDER THE SECURITIES ACT OF 1933

                                    Xscribe Corporation
                            ---------------------------------------
                   (Exact name of registrant as specified in its charter)

               California                                         95-3267788
              ------------                                       ------------
              (State or other jurisdiction of                   (IRS Employer
              incorporation or organization)              Identification No.)

                                   6285 Nancy Ridge Drive
                                San Diego, California  92121
                                       (619) 457-5091
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   1994 STOCK OPTION PLAN
                                    (Full title of plan)

                                       Suren G. Dutia
                                    Xscribe Corporation
                                   6285 Nancy Ridge Drive
                                San Diego, California  92121
                                       (619) 457-5091
                (Name, address, including zip code, and telephone number of agent for service of process)


                                          Copy to:

                                 Barbara L. Borden, Esquire
                            Sheppard, Mullin, Richter & Hampton
                               501 West Broadway, 19th Floor
                                San Diego, California  92101
                                       (619) 338-6500







                              EXHIBIT INDEX ON PAGE 10

                                     Page 1 of 31


              _______________________________________________________________
              _______________________________________________________________
                                        Proposed    Proposed
              Title of                  Maximum     Maximum
              Securities   Amount       Offering    Aggregate    Amount of
              to be        to be        Price per   Offering     Registration
              Registered   Registered   Share<F**>  Price<F**>   Fee
                           <F*>

              _______________________________________________________________
              _______________________________________________________________


              Common         333,333    $1.0625      $354,167    $122
              Stock
              _______________________________________________________________
              _______________________________________________________________

              [FN]
              <F*>  Consists of shares of common stock which are issuable under Xscribe Corporation 1994 Stock Option Plan plus such additional number of shares as may be required pursuant to the Plan in the event of a future stock dividend, stock split, reverse stock split, recapitalization or other similar change in the common stock of Xscribe Corporation.

              <F**> Estimated only for the purpose of calculating the
                    registration fee, and based on the closing bid of shares of Xscribe common stock on August 14, 1995, as reported by the National Association of Securities Dealer Automated Quotation System Small Cap tier.

























                                     Page 2 of 31


                                          PART II


              Item 3    INCORPORATION OF DOCUMENTS BY REFERENCE
                        ---------------------------------------
                        The following documents filed with the Securities and
              Exchange Commission ("Commission") are incorporated herein by reference:

                        (a) Xscribe Corporation's (the "Company") Annual Report on Form 10-K for the fiscal year ended March 31, 1995;

                        (b) The Company Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995;

                        (c) All other reports filed by the Company pursuant to Section 13(d) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the Company's fiscal year ended March 31, 1995; and

                        (d) The description of the Company's shares of Common Stock contained in the Company's Form 8-A Registration Statement (No. 33-14172) filed with the Commission on July 22, 1987.

                        All documents subsequently filed by the Company
              pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


              Item 4    DESCRIPTION OF SECURITIES
                        -------------------------
                        Not Applicable


              Item 5    INTEREST OF NAMED EXPERTS AND COUNSEL
                        -------------------------------------
                        Not Applicable


              Item 6    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                        -----------------------------------------
                        The Articles of Incorporation of the Company
              eliminate the personal liability of directors of the Company for monetary damages in derivative actions for breach of a director's duty to the Company to the fullest extent allowed under California law. The Articles of Incorporation and Bylaws





                                     Page 3 of 31


              of the Company also provide for indemnification of directors, officers and other agents of the Company to the fullest extent allowed by law. The Company also has entered into indemnification agreements with directors, officers and certain key employees that provide for indemnification to the maximum extent permitted by law and provide for advances of defense costs and expenses, subject to an undertaking to repay the advanced amounts if the person ultimately is not entitled to indemnification.

                        Directors, officers and other agents may be
              indemnified for judgments, fines, settlements or other amounts paid in the resolution of claims brought by a third party if the indemnified person acted in good faith and in a manner that the indemnified person reasonably believed to be in the best interest of a corporation and its shareholders, and in the case of a criminal proceeding, the indemnified person had no reasonable cause to believe the conduct was unlawful. In derivative actions and actions brought by the Company, directors, officers and other agents may be entitled to indemnification against expenses incurred for the defense or settlement of such action if the indemnified person acted in good faith in a manner that person believed to be in the best interest of the corporation and its shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in like position would have used under similar circumstances.

                        The Company currently maintains insurance policies in
              the total amount of $5,000,000.00 that cover directors' and officers' liability. The Company has a separate executive risk policy that insures against fiduciary liability, commercial crime, kidnap/ransom and extortion.

                        Insofar as indemnification for liabilities arising
              under the Securities Act may be permitted to directors and officers pursuant to the indemnification provisions described above, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


              Item 7    EXEMPTION FROM REGISTRATION CLAIMED
                        -----------------------------------
                        Not Applicable












                                     Page 4 of 31


              Item 8            EXHIBITS
                                --------
                        4.1     Restated Articles of Incorporation of the
                                Company<F*>

                        4.1(a) Certificate of Amendment of Amended and Restated Articles of Incorporation

                        4.2     Bylaws of the Company<F*>

                        4.3     Copy of the Xscribe Corporation 1994 Stock
                                Option Plan

                        4.4 Sample Incentive Stock Option Agreement and Sample Nonqualified Stock Option Agreement

                        5.1     Opinion of Sheppard, Mullin, Richter &
                                Hampton

                        24.1 Consent of Sheppard, Mullin, Richter & Hampton (included in Exhibit 5.1)

                        24.2    Independent Auditors' Consent

                        28.1    List of Subsidiaries
              [FN]
              <F*> Incorporated by reference to Registration Statement on
                   Form S-8 (Registration No. 33-72122) filed with the Securities and Exchange Commission on November 24, 1993.


              Item 9    UNDERTAKINGS
                        ------------
                        The undersigned registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i)  to include any prospectus required by
              Section 10(a)(3) of the Securities Act of 1933;

                             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                             (iii) to include any material information with respect to the plan of distribution not previously disclosed in






                                     Page 5 of 31


              the registration statement or any material change to such information in the registration statement;

                             Provided, however, that paragraphs (a)(1)(i) and
              (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                        The undersigned registrant hereby undertakes that,
              for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        Insofar as indemnification for liabilities arising
              under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of a appropriate jurisdiction the question whether such indemnification by it is against public policy as





                                     Page 6 of 31


              expressed in the Act and will be governed by the final adjudication of such issue.























































                                     Page 7 of 31


                                         SIGNATURES
                                         ----------
                        Pursuant to the requirements of the Securities Act of
              1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 17, 1995.


                                       XSCRIBE CORPORATION

                                          /s/ Suren G. Dutia
                                       By ---------------------------------
                                          Suren G. Dutia, President and
                                          Chief Executive Officer


                                          /s/ Bruce C. Myers
                                       By ---------------------------------
                                          Bruce C. Myers, Chief Operating
                                          Officer; Chief Financial Officer;
                                          and Secretary


                        Pursuant to the requirements of the Securities Act of
              1933, the Registration Statement shall be signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                      CAPACITY                 DATE
              ---------                      --------                 ----
                                             Chairman of the
                                             Board; President;
              /s/ Suren G. Dutia             Chief Executive          8/17/95
              -----------------------        Officer
              Suren G. Dutia



              /s/ Bruce C. Myers             Chief Financial          8/17/95
              -----------------------        Officer
              Bruce C. Myers


              /s/ Peter B. Harker            Controller; Principal
              -----------------------        Accounting Officer       8/17/95
              Peter B. Harker

                            [SIGNATURES CONTINUED ON NEXT PAGE]





                                     Page 8 of 31



              /s/ Donald R. Miller, Jr.
              -----------------------        Director                 8/17/95
              Donald R. Miller, Jr.


              /s/ Patrick W. Moore
              -----------------------        Director                 8/17/95
              Patrick W. Moore


              /s/ Jukka V. Norokorpi
              -----------------------        Director                 8/17/95
              Jukka V. Norokorpi


              /s/ Ira S. Sharp
              -----------------------        Director                 8/17/95
              Ira S. Sharp


              /s/ John F. Staley
              -----------------------        Director                 8/17/95
              John F. Staley


              /s/ Evan A. Wyly
              -----------------------        Director                 8/17/95
              Evan A. Wyly





























                                     Page 9 of 31

                                       EXHIBIT INDEX
                                       -------------


              No.            Description                                Page
              --------------------------------------------------------------

              4.1       Restated Articles of Incorporation of the
                        Company<F*>

              4.1(a)    Certificate of Amendment of Amended and
                        Restated Articles of Incorporation               11

              4.2       Bylaws of the Company<F*>

              4.3       Copy of the Xscribe Corporation 1994 Stock
                        Option Plan                                      13

              4.4       Sample Incentive Stock Option Agreement and
                        Sample Nonqualified Stock Option Agreement       23

              5.1       Opinion of Sheppard, Mullin, Richter &
                        Hampton                                          29

              24.1      Consent of Sheppard, Mullin, Richter &
                        Hampton (included in Exhibit 5.1)                29

              24.2      Independent Auditors' Consent                    30

              28.1      List of Subsidiaries                             31


              [FN]
              <F*> Incorporated by reference to Registration Statement on
                   Form S-8 (Registration No. 33-72122) filed with the Securities and Exchange Commission on November 24, 1993.





















                                     Page 10 of 31


                                       EXHIBIT 4.1(a)

                                  CERTIFICATE OF AMENDMENT
                                             OF
                                    AMENDED AND RESTATED
                                ARTICLES OF INCORPORATION OF
                                    XSCRIBE CORPORATION

                        Suren G. Dutia and Bruce C. Myers certify that:

                        1.   We are, respectively, the President and
              Secretary of Xscribe Corporation, a California corporation (the "Corporation").

                        2. Article III of the Articles of Incorporation of the Corporation is amended to read as follows:

                                        ARTICLE III
                                        -----------
                        The Corporation is authorized to issue two classes of shares of capital stock to be designated respectively Common Stock and Preferred Stock. The number of shares of Common Stock authorized is 30,000,000. The number of shares of Preferred Stock authorized is 3,173,275. The Preferred Stock may be issued in one or more series. The Board of Directors is authorized to fix the number of any such series of Preferred Stock and to determine the designation of any such series. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. Upon amendment of
                        Article III of these Articles of
                        Incorporation to read as herein set forth, every three outstanding shares of Common Stock shall be combined and converted into one share of Common Stock;

              and




                                            -1-

                                     Page 11 of 31


                        3. The foregoing amendment of Article III of the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

                        4. The foregoing amendment to Article III was approved by the required vote of the shareholders of the Corporation in accordance with Section 903 of the California Corporation Code; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 17,048,338 shares of Xscribe common stock; and the number of shares of common stock voting in favor of the foregoing amendment equaled or exceeded to vote required, such required vote being a majority of the outstanding shares of common stock.

                        WE FURTHER DECLARE under penalty of perjury and the
              laws of this State of California that the matter set forth above are true and correct of our own knowledge.


              Dated:  August 15, 1994           Dated: August 12, 1994


                   /s/ Suren G. Dutia                 /s/ Bruce C. Myers
              By   ---------------------        By    --------------------
                   Suren G. Dutia,                    Bruce C. Myers
                   President                          Secretary




























                                            -2-

                                     Page 12 of 31


                                        EXHIBIT 4.3

                                    XSCRIBE CORPORATION

                                   1994 STOCK OPTION PLAN
                                   ----------------------


                   1.   Purpose and Scope.
                        -----------------
                        The purposes of this 1994 Stock Option ("Plan") of
              Xscribe Corporation, a California corporation ("Company"), are to encourage stock ownership by employees of the Company and its subsidiaries, to provide an incentive for such employees to improve the profits of the Company and its subsidiaries, and to assist the Company and its subsidiaries in attracting, retaining and motivating employees by providing them with an opportunity to participate in the Company's growth through stock ownership.

                        Options granted under this Plan may be either
              nonqualified options or incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

                   2.   Definitions.
                        -----------
                        Unless otherwise required by the context:

                        2.1 "Board" shall mean the Board of Directors of the Company.

                        2.2 "Committee" means the Compensation Committee of the Board of Directors consisting of two or more members of the Board who are not employees of the Company.

                        2.3 "Company" shall mean Xscribe Corporation, a California corporation.

                        2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                        2.5 "Exercise Price" shall mean the price for which one share of Stock may be purchased upon exercise of an Option, as determined in Section 6 below and as specified in the applicable Stock Option Agreement.

                        2.6 "Fair Market Value" shall mean the mean between the closing bid and asked price of the Stock in the over-the-counter market as quoted on NASDAQ on the date in issue unless the Committee in good faith determines that another amount is

                                     Page 13 of 31


              the fair market value. Such determination shall be conclusive and binding on all persons.

                        2.7 "ISO" shall mean an employee incentive stock option described in Section 422(b) of the Code.

                        2.8 "Nonqualified Option" shall mean any Option not described in Sections 422(b) or 423(b) of the Code.

                        2.9 "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

                        2.10 "Participant" shall mean an officer or employee of the Company, or of any subsidiary of the Company, to whom an Option is granted under the Plan.

                        2.11  "Permanent Disability" shall mean that
              Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or that has lasted, or can be expected to last, for a continuous period of not less than one year.

                        2.12 "Plan" shall mean this Xscribe Corporation 1994 Stock Option Plan.

                        2.13 "Stock" shall mean the common stock of the Company, without par value.

                        2.14 "Stock Option Agreement" shall mean the agreement between the Company and the Participant that contains the terms, conditions and restrictions pertaining to Participant's Option.

                   3.   Administration.
                        --------------
                        The Plan shall be administered by the Committee.  Two
              members of the Committee shall constitute a quorum for the transaction of business. The acts of a majority of the Committee members present at meeting as which a quorum is present, or acts approved in writing by all Committee members, shall be valid acts of the Committee. The Committee shall be responsible for the operation of the Plan and for determining to whom Options are granted under the Plan and the timing, pricing, vesting schedule and amount of Options granted under the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final. In the absence of a Committee, the Plan shall be administered by the Board of Directors in the same manner and with the same authority as the Committee. No member of the Board or the Committee shall be liable for any action or determination made by such member in good faith.

                                     Page 14 of 31


                   4.   Eligibility.
                        -----------
                        The Committee may grant Options to any employee or
              officer the Company or its subsidiaries. However, no person who beneficially owns more than 10% of the combined voting power of the Company's securities is eligible to participate in the Plan and no nonemployee director is eligible to participate in the Plan. Options may be awarded by the Committee at any time and from time-to-time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Options granted at different times need not contain similar provisions.

                   5.   Stock to be Optioned.
                        --------------------
                        5.1 NUMBER OF SHARES. Subject to the provisions below, the maximum number of shares of Stock that may be optioned or sold under the Plan is 333,333 shares. Such shares may be authorized but unissued shares or outstanding shares acquired in the market or from private sources. In the event any shares of Stock are subject to an Option which, for any reason, expires or is terminated unexercised as to such shares, such shares again shall become available for issuance under the Plan. Notwithstanding the foregoing, to the extent required by
                260.140.45 of the Rules of the California Corporations
              Commissioner or a replacement or successor rule, the total number of Shares that may be optioned or sold under the Plan together with all other shares of the Company's common stock subject to outstanding options (excluding options excludible under such rule), bonus plans and similar plans shall not exceed 30% of the outstanding shares of common stock of the Company (treating as outstanding convertible preferred or senior common stock).

                        5.2 INCENTIVE STOCK OPTIONS. Only common-law employees of the Company or a subsidiary of the Company shall be eligible for grants of ISOs.

                        5.3 NONQUALIFIED OPTIONS. All eligible participants in the Plan may be granted Nonqualified Options.

                        5.4  CORPORATE EVENTS.
                             ----------------
                             (a) In the event of any stock dividend, stock split, exchange of shares, recapitalization, subdivision or consolidation of shares, or other similar transaction, the number of shares subject to each outstanding Option, and the Exercise Price per share, shall be proportionately adjusted, and any other appropriate changes in the Options outstanding

                                     Page 15 of 31

              shall be made by the Committee, whose determination as to any of such matters shall be conclusive.

                             (b) In the event the Company shall be a party to a transaction involving a sale of substantially all of its assets or a merger or a consolidation in which the Company will not be the surviving corporation, then all unexercised Options may be cancelled by the Company as of the effective date of any such transaction by giving written notice to the holders thereof of its intention to do so and by permitting the exercise, during the 30-day period preceding the effective date of such transaction, of all partly or wholly unexercised Options in full (whether or not such Options were by their terms then exercisable). If the unexercised Options are assumed by the surviving corporation, then any Options so assumed shall be immediately exercisable and fully vested (whether or not such Options were by their terms then exercisable).

                             (c) In the case of dissolution of the Company (other than a dissolution following a sale of substantially all of the Company's assets), every Option outstanding shall terminate; provided, however, that the Participant shall have 30 days prior written notice of such event, during which time the Participant shall have the right to exercise any partly or wholly unexercised Option in full (whether or not such Options were by their terms then exercisable).

                   6.   Exercise Price.
                        --------------
                        Each Stock Option Agreement shall specify the
              Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant. The Exercise Price of a Nonqualified Option shall not be less than 85% of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in Section 8 below.

                   7.   Terms and Conditions of Options.
                        -------------------------------
                        Options granted pursuant to the Plan shall be
              authorized by the Committee and shall be evidenced by Stock Option Agreements in such form as the Committee shall from time-to-time approve. Such agreements shall comply with and be subject to the following terms and conditions:

                        7.1 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 5.4(a). The Stock Option Agreement

                                     Page 16 of 31


              shall also specify whether the Option is an ISO or a Nonqualified Option.

                        7.2 WITHHOLDING TAXES. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

                        7.3 EXERCISABILITY. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. An Option shall become exercisable at least as rapidly as set forth in the following schedule:

                        Anniversary of           Percentage of Shares
                        Date of Grant                 Exercisable
                        --------------           --------------------

                             First                         20%

                             Second                        40%

                             Third                         60%

                             Fourth                        80%

                             Fifth                         100%

                             Subject to the preceding sentence, the vesting
              of any Option shall be determined by the Committee at its sole discretion. The only condition to the vesting of any Option in accordance with the schedule determined by the Committee is continuous employment through to the scheduled vesting date. A Stock Option Agreement (or amendment thereof) may provide for accelerated exercisability in the event of the Participant's death or Permanent Disability and shall provide for accelerated exercisability in accordance with Section 5.4 above.

                        7.4 TERM. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant. Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

                        7.5  NONTRANSFERABILITY.  No Option shall be
              transferable by the Participant other than by will or by the

                                     Page 17 of 31


              laws of descent and distribution. An Option may be exercised during the lifetime of the Participant only by him or by his guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Participant during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

                        7.6 NO RIGHTS AS A STOCKHOLDER. A Participant, or a transferee of an Participant, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in
              Section 5.4(a) above.

                        7.7 NO FRACTIONAL SHARES/100 SHARE MINIMUM. No Option or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded except that they may be accumulated in accordance with the preceding sentence. No fewer than one hundred (100) shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the Option.

                        7.8 EXERCISE PROCEDURES. Options may be exercised by giving written notice to the Secretary of the Company stating the number of shares of Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for shares of Stock shall be made in full at the time that an Option, or any part thereof, is exercised.

                        7.9 MODIFICATION, EXTENSION AND ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancelation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his rights or increase his obligations under such Option.

                   8.   Payment.
                        -------
                        8.1 GENERAL RULE. The full Exercise Price of Shares issued under the Plan shall be payable in cash or certified or cashier's check at the time when such Shares are purchased, except as provided in Sections 8.2 and 8.3 below. Promptly after the exercise of an Option and the payment of the full Exercise Price, the Participant shall be entitled to the issuance of a stock certificate evidencing ownership of such Stock.

                                     Page 18 of 31


                        8.2 SURRENDER OF STOCK. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Participant or his representative for more than six months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

                        8.3 EXERCISE/SALE. To the extent that a Stock Option Agreement so provides or in the sole discretion of the Committee, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

                   9.   Termination of Employment.
                        -------------------------
                        9.1 TERMINATION OF SERVICE (EXCEPT BY DEATH). If an Participant's service as an employee or officer of the Company or of a subsidiary terminates for any reason other than his death, then his Option(s) shall expire on the earlier of the following occasions:

                             (1)  The expiration date set forth in the
                   Participant's Stock Option Agreement; or

                             (2) The date 90 days after the termination of service for any reason other than Permanent Disability; or

                             (3) The date 12 months after the termination of service by reason of Permanent Disability.

              The Participant may exercise all or part of his Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before his service terminated. The balance of such Option(s) shall lapse when the Participant's service terminates.

                        9.2 LEAVES OF ABSENCE. For purposes of Section 9.1 above, service shall be deemed to continue while the Participant is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, service shall not be deemed to continue beyond the first 90 days of such leave, unless the Participant's reemployment rights are guaranteed by statute or by contract.

                                     Page 19 of 31

                        9.3 DEATH. If a Participant dies while employed by the Company or any of its subsidiaries or while serving as an officer of the Company or any of its subsidiaries or within one year after cessation of employment or service as an officer due to Permanent Disability or within three months after cessation of employment for any reason other than Permanent Disability, and without having fully exercised such Participant's Options, the executors or administrators, or legatees or heirs, of the Participant's estate shall have the right to exercise such Options at any time within one year after the death of the Participant to the extent that such deceased Participant was entitled to exercise the Options on the date of death, unless such Options would expire pursuant to the their terms at an earlier date, in which case such Options shall remain exercisable only until the earlier expiration date.

                   10.  No Obligations to Exercise Option.
                        ---------------------------------
                        The granting of an Option shall impose no obligation
              upon the Participant to exercise such Option.

                   11.  Agreement and Representation of Employees.
                        -----------------------------------------
                        As a condition to the exercise of any portion of an
              Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

                   12.  Legend.
                        ------
                        The certificates evidencing the Stock acquired upon
              exercise of an Option may bear a legend referring to the terms and conditions contained in the Participant's Stock Option Agreements and the Company may place a stop transfer order with its transfer agent against the transfer of such shares of Stock.

                   13.  Legal Requirements.
                        ------------------
                        The obligation of the Company to issue or transfer
              Stock under the Options shall be subject to all applicable laws, regulations, rules and approvals, including, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company, the qualification of the Options and the Stock reserved for issuance upon exercise of Options under the California

                                     Page 20 of 31


              Corporate Securities Law and satisfaction of any withholding obligation in accordance with Section 7.2 above.

                   14.  No Employment Obligation.
                        ------------------------
                        The granting of an Option shall not impose any
              obligation on the Company to continue to employ the Participant or to retain the Participant's services for any period of time.

                   15.  Reservation of Shares of Stock.
                        ------------------------------
                        The Company, during the term of this Plan, will at
              all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

                   16.  Duration and Amendments.
                        -----------------------
                        16.1 TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan on or before the date 12 months after its adoption by the Board of Directors, (i) the Plan shall terminate, (ii) any Options already granted shall be canceled and (iii) any Shares already issued under the Plan shall be repurchased by the Company at the original Exercise Price. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Section 16.2 below.

                        16.2 RIGHT TO AMEND OR TERMINATE THE PLAN. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan that materially increases the number of Shares available for issuance under the Plan (except as provided in Section 5.4(a)), or that materially changes the class of persons who are eligible for participation in the Plan, shall be subject to the approval of the Company's stockholders. Stockholder approval shall not be required for any other amendment of the Plan.

                        16.3 EFFECT OF AMENDMENT OR TERMINATION. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to

                                     Page 21 of 31


              such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan (except as provided in Section 16.1 above).

                   17.  Execution.
                        ---------
                        To record the adoption of the Plan by the Board of
              Directors effective April 18, 1994, the Company has caused its authorized officers to execute the same.

                                       "Company:"

                                       XSCRIBE CORPORATION,
                                       a California corporation


                                          /s/ Suren G. Dutia
                                       By -------------------------------
                                          Suren G. Dutia,
                                          President and Chief Executive
                                          Officer

                                          /s/ Bruce C. Myers
                                       By -------------------------------
                                          Bruce C. Myers
                                          Chief Operating Officer and
                                          Chief Financial Officer

                                     Page 22 of 31


                                        EXHIBIT 4.4

                              INCENTIVE STOCK OPTION AGREEMENT
                                            FOR
                                    XSCRIBE CORPORATION

                                   1994 STOCK OPTION PLAN
                              --------------------------------


                   A. A STOCK OPTION for a total of ______ shares of Common Stock without par value of Xscribe Corporation, a California corporation (herein the "Company") is hereby granted to
              _______________________________________________________________
              _______________________________________________________________
              herein the "Participant"), subject in all respects to the terms and provisions of the Xscribe Corporation 1994 Stock Option Plan (herein the "Plan"), dated April 18, 1994, which has been adopted by the Company and by the shareholders of the Company and which is incorporated herein by reference and made a part of this Agreement.

                   B.   The Exercise Price is $_____________ per share.

                   C.   This Option is exercisable as follows:

                                                                Percentage
                        From                To                  Exercisable
                        ----                --                  -----------

                   D. This Option is intended to qualify as an incentive stock option described in Section 422(b) of the Internal Revenue Code of 1986, as amended. However, Participant acknowledges that this Option may not qualify as an incentive stock option or may become a nonqualified option in certain circumstances and Xscribe Corporation makes not representation or warranty that the Option is qualified as an incentive stock option.

                   E. This Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable Federal and State securities or other law or valid regulation. The Participant, as a condition to the exercise of this Option, shall represent to the Company that the shares of Common Stock of the Company that the Participant acquires under this Option are being acquired by the Participant for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agent.

                                     Page 23 of 31


                   F. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant only by the Participant. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Participant.

                   G. This Option may not be exercised more than ______ years from the date of its grant, and may be exercised during such term only in accordance with the terms of the Plan.

                   [THE FOLLOWING ARE OPTIONAL PROVISIONS]

                   H. Payment of the Exercise Price may be made all or in part with Shares which have already been owned by the Participant or his representative for more than six months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value (as defined in the Plan) on the date when the new Shares are purchased under the Plan.

                   I. Payment of the Exercise Price may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.


                        Dated: __________________, 19__.

                                       "Company:"

                                       XSCRIBE CORPORATION,
                                       a California corporation



                                       By __________________________________
                                          Suren G. Dutia,
                                          President and Chief Executive
                                          Officer



                                       By __________________________________
                                          Bruce C. Myers
                                          Chief Operating Officer and
                                          Chief Financial Officer

                   The Participant acknowledges receipt of a copy of the
              Plan, a copy of which is annexed hereto, and represents that

                                     Page 24 of 31


              the Participant is familiar with the terms and provisions thereof. The Participant hereby accepts this Option subject to all the terms and provisions of the Plan. The Participant hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Compensation Committee, upon any questions arising under the Plan. As a condition to the issuance of shares of Common Stock of the Company under this Option, the Participant authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to the Participant any taxes required to be withheld by the Company under federal, state, or local law as a result of the Participant's exercise of this Option or as a result of Participant's sale of shares of common stock acquired upon the exercise of the Option and agrees to pay in cash to the Company the amount of withholding that exceeds regular cash compensation against which such taxes can be withheld during the applicable withholding period.

                   Dated: __________________, 19__.

                                            ________________________________
                                                      Participant

                                     Page 25 of 31


                            NONQUALIFIED STOCK OPTION AGREEMENT
                                            FOR
                                    XSCRIBE CORPORATION

                                   1994 STOCK OPTION PLAN
                            -----------------------------------

                   A. A STOCK OPTION for a total of ______ shares of Common Stock without par value of Xscribe Corporation, a California corporation (herein the "Company") is hereby granted to
              _______________________________________________________________
              _______________________________________________________________
              herein the "Participant"), subject in all respects to the terms and provisions of the Xscribe Corporation 1994 Stock Option Plan (herein the "Plan"), dated April 18, 1994, which has been adopted by the Company and by the shareholders of the Company and which is incorporated herein by reference and made a part of this Agreement.

                   B.   The Exercise Price is $___________ per share.

                   C.   This Option is exercisable as follows:

                                                                Percentage
                        From                To                  Exercisable
                        ----                --                  -----------

                   D. This Option is not intended to qualify as an incentive stock option described in Section 422(b) of the Internal Revenue Code of 1986, as amended.

                   E. This Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable Federal and State securities or other law or valid regulation. The Participant, as a condition to the exercise of this Option, shall represent to the Company that the shares of Common Stock of the Company that the Participant acquires under this Option are being acquired by the Participant for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agent.

                   F. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant only by the Participant. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Participant.

                                     Page 26 of 31


                   G. This Option may not be exercised more than ______ years from the date of its grant, and may be exercised during such term only in accordance with the terms of the Plan.

                   [THE FOLLOWING ARE OPTIONAL PROVISIONS]

                   H. Payment of the Exercise Price may be made all or in part with Shares which have already been owned by the Participant or his representative for more than six months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value (as defined in the Plan) on the date when the new Shares are purchased under the Plan.

                   I. Payment of the Exercise Price may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

                        Dated: __________________, 19__.

                                       "Company:"

                                       XSCRIBE CORPORATION,
                                       a California corporation



                                       By __________________________________
                                          Suren G. Dutia,
                                          President and Chief Executive
                                          Officer



                                       By __________________________________
                                          Bruce C. Myers
                                          Chief Operating Officer and
                                          Chief Financial Officer


                   The Participant acknowledges receipt of a copy of the
              Plan, a copy of which is annexed hereto, and represents that the Participant is familiar with the terms and provisions thereof. The Participant hereby accepts this Option subject to all the terms and provisions of the Plan. The Participant hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Compensation Committee, upon any questions arising under the Plan. As a condition to the issuance of shares of Common Stock of the Company under

                                     Page 27 of 31


              this Option, the Participant authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to the Participant any taxes required to be withheld by the Company under federal, state, or local law as a result of the Participant's exercise of this Option or as a result of Participant's sale of shares of common stock acquired upon the exercise of the Option and agrees to pay in cash to the Company the amount of withholding that exceeds regular cash compensation against which such taxes can be withheld during the applicable withholding period.

                   Dated: __________________, 19__.



                                            ________________________________
                                                      Participant

                                     Page 28 of 31


                                        EXHIBIT 5.1

                                      August 16, 1995
                                                                    YW7-53541

              Xscribe Corporation
              6285 Nancy Ridge Drive
              San Diego, CA  92121


                        Re:  Registration Statement on Form S-8
                             ----------------------------------
              Dear Sirs:

                        Xscribe Corporation (the "Company") has filed with
              the Securities and Exchange Commission a registration statement on Form S-8 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 333,333 shares of Common Stock (the "New Stock") to be offered and sold from time to time by the Company to participants in the Xscribe Corporation 1994 Stock Option Plan (the "Plan") upon the exercise of options granted under the Plan. You have requested our opinion as to the legality of the New Stock.

                        In connection with the furnishing of our opinion to
              you concerning this matter, we have examined originals, certified copies or photostatic copies of your Amended and Restated Articles of Incorporation and Bylaws (as amended), the minutes and written consents of your Board of Directors and shareholders, documents on file with and certificates of the California Secretary of State, the Registration Statement and such other corporate records and other documents as we have deemed relevant and necessary as the basis for the opinions set forth herein. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as certified or photostatic copies.

                        On the basis of the foregoing and in reliance thereon
              and after consideration of such matters and laws as we deem applicable and relevant, we are of the opinion that the New Stock, when issued and sold in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

                        We consent to the use of this opinion as an exhibit
              to the Registration Statement.

                                       Very truly yours,


                                       /s/Sheppard, Mullin, Richter & Hampton

                                       SHEPPARD, MULLIN, RICHTER & HAMPTON



                                     Page 29 of 31


                                        EXHIBIT 24.2

                               INDEPENDENT AUDITORS' CONSENT
                               -----------------------------


                                   KPMG Peat Marwick LLP





              The Board of Directors
              Xscribe Corporation:



                        We consent to the use of our reports incorporated
              herein by reference.


                                       KPMG Peat Marwick LLP


                                          /s/ KPMG Peat Marwick LLP
                                       By ---------------------------------




              San Diego, California
              August 17, 1995

























                                     Page 30 of 31


                                        EXHIBIT 28.1

                                    LIST OF SUBSIDIARIES
                                   _____________________


              PHOTOMATRIX CORPORATION, a Nevada corporation

              LEXIA SYSTEMS, INC., a California corporation

              XSCRIBE LEGAL SYSTEMS, INC., a California corporation

              XSCRIBE IMAGING, INC., a California corporation

              U.S. TRANSCAN TECHNOLOGIES, INC., a California corporation

              U.S. CAPTIONING, INC., a California corporation






































                                     Page 31 of 31